UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	August 4, 2020

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Restoration of Officer Base Salaries

As previously disclosed, in light of the COVID-19 pandemic and its potential impact on the Company’s business and industry and the economy in general, Neal J. Keating, President and Chief Executive Officer of the Company voluntarily reduced his annual base salary by 20%, effective as of April 1, 2020. Subsequently, on April 8, 2020, the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”), on recommendation of Mr. Keating, approved temporary 15% reductions in the annual base salaries of the Company’s other executive officers, including all named executive officers still in the employ of the Company, and 10% reductions in the annual base salaries of the Company’s other U.S. based corporate officers and certain of the Company's subsidiary senior management teams. All such additional temporary salary reductions were effective as of April 16, 2020, and were scheduled to continue through the end of the third quarter unless extended by action of the Committee.

On August 4, 2020, the Committee determined not to extend the temporary salary reductions for all officers and other members of the Company’s senior management teams other than Mr. Keating, so that such temporary salary reductions will be discontinued effective as of October 1, 2020, at which time the base salaries for all such persons will be restored to the amounts in effect immediately prior to the implementation of the temporary reductions. The reduction in Mr. Keating’s base salary will continue for the balance of the year in accordance with his original wishes.

Item 7.01 Regulation FD Disclosure

As previously disclosed, on March 19, 2020, the Company borrowed $200 million under the Second Amended and Restated Credit and Guaranty Agreement (“Credit Agreement”), by and among the Company, the subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent. The borrowings were intended to provide additional financial flexibility and readily accessible liquidity during the current COVID-19 outbreak. On August 7, 2020, the Company repaid $100 million of the borrowed funds, together with all accrued interest thereon.

In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 7.01 of this Form 8-K shall be deemed "furnished" and not "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: August 7, 2020